UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ___________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): April 5, 2005

                                GERON CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                     0-20859                   75-2287752
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
          (Address of principal executive offices, including zip code)

                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 5, 2005, Geron Corporation ("the Company") and Exeter Life Sciences, an Arizona corporation ("Exeter"), entered into a Formation and Shareholders Agreement (the "FSA") and Contribution and License Agreement (the "CLA") to establish a joint venture called stART Licensing, Inc. ("stART"). The Company and Exeter own 49.9% and 50.1% of stART, respectively. stART will manage and license a broad portfolio of intellectual property rights related to animal reproductive technologies.

     Pursuant to the CLA, the Company granted a worldwide, exclusive, non-transferable license, with the right to sublicense, to its patent rights to nuclear transfer technology for use in animal cloning. These patent rights include patents originally licensed from the Roslin Institute in Edinburgh, Scotland in conjunction with Geron's 1999 acquisition of Roslin BioMed, as well as patents covering technology arising from subsequent animal cloning work that the Company funded at the Roslin Institute. Geron has retained all rights to nuclear transfer technology for use in human cells. Exeter granted a worldwide, exclusive, non-transferable license, with the right to sublicense, to its patent rights for the use of the Roslin nuclear transfer technology for the production of proteins in milk of animals, as well as rights to other cloning technologies, including chromatin transfer, a technology developed at the University of Massachusetts.

     Pursuant to the FSA, Exeter will provide initial operating capital and other management services for stART. Exeter will make an initial capital contribution, of which an amount is immediately payable and the remainder will be provided from time to time, but in any event within 24 months following the execution of the FSA. Geron has no financial obligations to provide operating capital to stART and received an upfront payment in cash of $4.0 million from stART upon the execution of the FSA. Geron is also entitled to receive payments upon achievement of certain future milestones.

     The Board of Directors of stART initially shall comprise five members, three of whom (including the Chairman) shall be nominated by Exeter and two of whom shall be nominated by Geron. A supermajority approval is necessary to execute certain actions.


Item 8.01 Other Events.

The Company deems the following information to be material:

     The Company's Press Release, dated April 6, 2005, is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

           (a)  Financial Statements.

                None.

           (b)  Pro Forma Financial Information

                None.

           (c)  Exhibits:

                99.1 Press Release of Geron Corporation dated April 6, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       GERON CORPORATION

Date: April 8, 2005                                    By: /s/ David J. Earp
                                                           ---------------------
                                                           David J. Earp
                                                           Senior Vice President
                                                           Corporate Development
                                                           Chief Patent Counsel